Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Resource Exchange of America Corp., a Florida corporation (the “Company”) on Form 10-K/A for the year ending January 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dana Pekas, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Resource Exchange of America Corp, and will be retained by Resource Exchange of America Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: December 23, 2010

/s/ Dana Pekas

Dana Pekas

Chief Executive Officer

Chief Financial Officer